         As filed with the Securities and Exchange Commission on January 4, 2002
                                                    Registration No. 333-
 ===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             ----------------------

                         GENESIS MICROCHIP INCORPORATED
             (Exact name of Registrant as specified in its charter)
                             ----------------------
     Nova Scotia, Canada                                         None
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                           Identification Number)

                          165 Commerce Valley Drive W.
                            Thornhill, Ontario Canada
                                     L3T 7V8
                                 (905) 889-5400
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)
                             ----------------------

                        1997 Employee Stock Purchase Plan
                            (Full title of the plan)
                             ----------------------

                                  Amnon Fisher
                          Genesis Microchip Corporation
                                2150 Gold Street
                                Alviso, CA 95002
          (Name and address, including zip code, of agent for service)
                             ----------------------

                                 (408) 544-9620
          (Telephone number, including area code, of agent for service)
                             ----------------------

                                   Copies to:
                                 Selim Day, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                   One Market Street, Spear Tower, Suite 3300
                         San Francisco, California 94105
                                 (415) 947-2000

                             ----------------------
                         CALCULATION OF REGISTRATION FEE

========================================= ======================== ====================== ====================== ===================
                                                                          Proposed               Proposed
                                                                           Maximum                Maximum
          Title of Each Class                      Amount                 Offering               Aggregate            Amount of
            of Securities to                       to be                    Price                Offering            Registration
             be Registered                       Registered               Per Share                Price                 Fee
----------------------------------------- ------------------------ ---------------------- ---------------------- -------------------
Common Shares, no par value approved
for issuance under:
1997 Employee Stock Purchase Plan (1)....          51,769                    $65.465             $3,389,057.59         $809.99
========================================= ======================== ====================== ====================== ===================

 (1) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on January 3, 2002. Pursuant to the 1997 Employee Stock Purchase Plan, Common Stock issued thereunder will be sold at a per share price equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower (as such terms are defined in such plan). The indicated number of shares to be registered represents additional shares issuable under the listed plan that are not covered by prior registration statements.

                             ----------------------

 ===============================================================================

 Statement Under General Instruction E - Registration Of Additional Securities.

    The Registrant filed a post-effective Amendment No. 1 to a Registration Statement on Form S-8 with the Securities and Exchange Commission on or about April 29, 1998 (SEC File No. 333-51001) (the "April 1998 Form S-8"). The April 1998 Form S-8 was filed in connection with the Registrant's 1987 Stock Option Plan, 1997 Employee Stock Option Plan, 1997 Non-Employee Stock Option Plan and 1997 Employee Stock Purchase Plan. This Registration Statement registers additional shares of the Registrant's Common Shares to be issued pursuant to the 1997 Employee Stock Purchase Plan. The contents of the April 1998 Form S-8, including periodic reports that the Registrant filed, or that it will file, after the April 1998 Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  Exhibits

 4.1*   Memorandum and Articles of Association of Genesis Microchip Incorporated
 4.2    The 1997 Employee Stock Purchase Plan, as amended on September 14, 2000
 5.1    Opinion of Stewart McKelvey Stirling Scales
23.1    Consent of KPMG, LLP, Independent Accountants
23.2    Consent of Counsel (contained in Exhibit 5.1 hereto)
24.1    Power of Attorney (See page 4 hereof)
-------------------
* Incorporated herein by reference to the Company's Registration Statement on Form S-4 (File No. 333-76937) filed with the Commission on April 23, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Thornhill, Ontario, Canada, on this 3rd day of January, 2002.

                                 GENESIS MICROCHIP INCORPORATED
                                 By:  /s/ I. Eric Erdman
                                    --------------------------------------------
                                    I. Eric Erdman
                                    Chief Financial Officer and Secretary

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amnon Fisher and I. Eric Erdman, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           Signature                      Title                       Date
----------------------------  -------------------------------- -----------------

/s/ Alexander S. Lushtak
----------------------------  Chairman                           January 3, 2002
    Alexander S. Lushtak

/s/ Amnon Fisher              Director, President, Chief
----------------------------  Executive Officer and              January 3, 2002
    Amnon Fisher              authorized U.S. Representative

/s/ I. Eric Erdman
----------------------------  Chief Financial Officer, Chief     January 3, 2002
    I. Eric Erdman            Accounting Officer and Secretary

/s/ James E. Donegan
----------------------------  Director                           January 3, 2002
    James E. Donegan

/s/ George A. Duguay          Director                           January 3, 2002
----------------------------
    George A. Duguay

/s/ Lawrence G. Finch
----------------------------  Director                           January 3, 2002
    Lawrence G. Finch

/s/ Jeffrey Diamond
----------------------------  Director                           January 3, 2002
    Jeffrey Diamond

                                INDEX TO EXHIBITS

   Exhibit
    Number                              Exhibit Document
--------------            ------------------------------------------------------
      4.1*                Memorandum and Articles of Association of Genesis
                          Microchip Incorporated
      4.2                 The 1997 Employee Stock Purchase Plan, as amended
                          on September 14, 2000
      5.1                 Opinion of Stewart McKelvey Stirling Scales
     23.1                 Consent of KPMG LLP, Independent Accountants
     23.2                 Consent of Counsel (contained in Exhibit 5.1 hereto)
     24.1                 Power of Attorney (See page 4 hereof)

-----------------
* Incorporated herein by reference to the Company's Registration Statement on Form S-4 (File No. 333-76937) filed with the Commission on April 23, 1999.